EXHIBIT 21

               SUBSIDIARIES OF NEW ENGLAND COMMUNITY BANCORP, INC.

                                                                    Percent
                                                                   Owned By
                                                                  New England
                                       Incorporated In             Community
Subsidiary                             The State of:             Bancorp, Inc.
----------                             -------------             -------------

New England Bank and Trust Company     Connecticut                    100%

The Equity Bank                        Connecticut                    100%

Community Bank                         Connecticut                    100%